Exhibit 99

Contact information: Investor Relations: Bob Vold 651.325.4300 Media: David Ewald 651-290-6276 Cell: 612-490-2650

Gander Mountain Announces Resignation of Chief Executive Officer and

Appointment of David Pratt as Interim CEO

ST. PAUL, Minn., September 8, 2008 — Gander Mountain Company (Nasdaq: GMTN), the nation’s largest retail network of stores for hunting, fishing, boating, camping, marine and outdoor lifestyle apparel, products and services, today announced that Mark R. Baker has stepped down as president, chief executive officer and a board member, effective today.  Mr. Baker resigned from the company in order to become President and Chief Operating Officer of The Scotts Miracle-Gro Company, a company for which he has served as a director since 2004.  David C. Pratt, Gander Mountain’s chairman of the board, has been named chief executive officer on an interim basis.  Mr. Baker has agreed to remain as an employee of the company during a transition period ending on September 30, 2008.

“Mark Baker came to Gander Mountain to grow the company into the nation’s largest retail network of outdoor lifestyle stores.  During Mark’s tenure, Gander Mountain has grown to 115 stores in 23 states and re-entered the direct business with the acquisition of Overton’s and the recent launch of our new e-commerce site and catalog.  With Mark’s help, we have also put in place strategic and cost-saving initiatives that offer opportunities for improved performance during the remainder of fiscal 2008 and beyond.  We look forward to the company’s future,” said Pratt on behalf of the board.

The board will begin a search for a new chief executive officer immediately. David Pratt, the interim chief executive officer, has been a director of the company since August 2005.  Mr. Pratt has nearly 40 years of significant leadership experience, having served as the former chairman, president and chief executive officer of United Industries, which he founded in 1969.  Mr. Pratt will retain his chairman of the board responsibilities, but has stepped down from the company’s compensation and governance and nominating committees.  The company has made no additional management changes at this time.

“Mark’s leadership enabled rapid growth in Gander Mountain’s store count and our development into a multi-channel retailer and we are thankful for his leadership of the company.  We are fortunate to have an executive with David Pratt’s experience to lead the company as we search for a permanent chief executive officer to execute our strategic plan,” said Ronald Erickson, vice chairman of the board of directors.

About Gander Mountain Company

Gander Mountain Company (Nasdaq: GMTN), headquartered in Saint Paul, Minnesota, is the nation’s largest retail network of stores for hunting, fishing, camping, boating, marine, and outdoor lifestyle apparel and footwear, products and services. Since 1960, the Gander Mountain brand has offered an expanding assortment of competitively priced outdoor equipment, technical apparel and footwear, as well as gunsmith, archery, boat, ATV and marine services. The stores feature national, regional and local brands as well as the company’s owned brands. Focused on a “We Live Outdoors” culture, Gander Mountain dedicates itself to creating outdoor memories.  There are 115 conveniently located Gander Mountain outdoor lifestyle stores in 23 states, and direct sales at www.GanderMtn.com.  For the nearest store location call 800-282-5993 or visit www.GanderMtn.com. Gander Mountain is also the parent company of Overton’s (www.overtons.com), a leading catalog and Internet based retailer of products for boating and other water sports enthusiasts.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for fiscal 2007 and other required reports, as filed with the SEC, which are available at http://www.GanderMtn.com and at the SEC’s Website at http://www.sec.gov.